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                                                                   Exhibit 23.01

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-52060) on Form S-4, the registration statements (Nos. 333-75678 and 333-84094) on Form S-3 and the registration statements (Nos. 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747,
333-82694, 333-119595, 333-130021 and 333-130023) on Form S-8 of Fairchild
Semiconductor International, Inc. (Fairchild Semiconductor) of our reports dated March 10, 2006, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 25, 2005 and December 26, 2004, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the years in the three-year period ended December 25, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 25, 2005 and the effectiveness of internal control over financial reporting as of December 25, 2005, which reports appear in the December 25, 2005 annual report on Form 10-K of Fairchild Semiconductor.


/s/ KPMG LLP

Boston, Massachusetts
March 10, 2006